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                                                                    Exhibit 23.3


                                                   [Logo of PA Consulting Group]


24 July 2000

The Directors
Keryx Biopharmaceuticals, Inc.
216 Jaffa Road
Sh'arei Ha'ir
Jerusalem
Israel 94383


Dear Sirs

Keryx Biopharmaceuticals

We hereby consent to the references to our experts report contained in the Registration Statement on Form S-1 of Keryx Biopharmaceuticals, Inc. and to the reference to us under the heading "Experts" in the preliminary prospectus, which is a part of such Registration Statement.

We hereby consent for the purposes of section 13(1)(g) of the Public Offers of Securities Regulations 1995 to the issue of the preliminary prospectus to be issued by you in relation to your admission to trading on the Nasdaq National Market and the Alternative Investment Market of the London Stock Exchange, a proof of which is annexed hereto and initialled by us for the purposes of identification, with the inclusion therein of a copy of our report and to the references to our name in the form and context in which they appear.


Yours faithfully,
For and on behalf of
PA STRATEGY PARTNERS LIMITED


/s/ Keith Redpath

Keith Redpath
Management Group - PA